                          AMENDMENT NO.1 TO FORM 8 - A

                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           The Phoenix Companies, Inc.
             (Exact name of registrant as specified in its charter)


Delaware                                                              06-0493340
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


One American Row, Hartford, CT                                        06102-5056
(Address of principal executive offices)                              (Zip Code)


If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this Form relates:
333-73896 (if applicable).

Securities to be registered pursuant to Section 12(b) of the Act:

                                                  Name of each exchange on which
   Title of each class To be so registered        each class is to be registered
   ---------------------------------------        ------------------------------
  7.45 % Quarterly Interest Bonds due 2032           New York Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

Item 1.     Description of Registrant's Securities
            to be Registered

      7.45 % Quarterly Interest Bonds due 2032

      The description of the 7.45 % Quarterly Interest Bonds due 2032 (the "Bonds") is incorporated by reference to the information appearing under "Description of the Bonds" in the registrant's prospectus which forms a part of the registrant's Registration Statement on Form S-1, filed November 21, 2001, as amended (File No. 333-73896) (the "Registration Statement").

Item 2.     Exhibits

      The following exhibits are filed as exhibits to the Registration Statement and incorporated herein by reference:

      1. Amended and Restated Certificate of Incorporation of The Phoenix Companies, Inc. (incorporated herein by reference to Exhibit 3.1 to The Phoenix Companies, Inc. Registration Statement on Form S-1 (Registration No. 333-73896) filed on November 21, 2001).

      2. By-Laws of The Phoenix Companies, Inc. (incorporated herein by reference to Exhibit 3.2 to The Phoenix Companies, Inc. Registration Statement on Form S-1 (Registration No. 333-73896), filed on November 21, 2001).

      3. Standstill Agreement, dated May 18, 2001, between The Phoenix Companies, Inc. and State Farm Mutual Automobile Insurance Company (incorporated herein by reference to Exhibit 4.2 to The Phoenix Companies, Inc. Registration Statement on Form S-1 (Registration No. 333-55268), filed on February 9, 2001, as amended).

      4. Shareholder's Agreement, dated as of June 19, 2001, between The Phoenix Companies, Inc. and State Farm Mutual Automobile Insurance Company (incorporated herein by reference to Exhibit 10.56 to The Phoenix Companies, Inc. Registration Statement on Form S-1 (Registration No. 333-73896), filed on November 21, 2001, as amended).

      5. Stockholder Rights Agreement, dated as of June 19, 2001 (incorporated herein by reference to Exhibit 10.24 to The Phoenix Companies, Inc. Registration Statement on Form S-1 (Registration No. 333-73896), filed on November 21, 2001, as amended).


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
      6. Form of Indenture (incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form S-1 (Registration No. 333-73896), filed on November 21, 2001).

      7. Form of global note (incorporated herein by reference to Exhibit A to Exhibit 4.1 to The Phoenix Companies, Inc. Registration Statement on Form S-1 (Registration No. 333-73896), filed on November 21,
            2001).


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
                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:  December 28, 2001


                                        THE PHOENIX COMPANIES, INC.


                                        By: /s/ Bonnie J. Malley
                                            --------------------
                                            Name:  Bonnie J. Malley
                                            Title: Vice President


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